Energy Recovery Reports Fiscal Year End 2018 Financial Results

SAN LEANDRO, Calif., March 7, 2019 - Energy Recovery Inc. (NASDAQ: ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the fiscal year and fourth quarter ended on December 31, 2018.

Full Year Summary:

•	Total revenue of $74.5 million, an increase of 8% year-over-year

•	Product gross margin of 70.7%

•	Total gross margin(1) of 76.0%

•	Net Income of $22.1 million, or $0.40 per diluted share

Fourth Quarter Summary:

•	Total revenue of $17.7 million

•	Product gross margin of 74.5%

•	Total gross margin(1) of 79.9%

•	Net Income of $2.4 million, or $0.04 per diluted share

Energy Recovery’s President and CEO Chris Gannon commented, “2018 was a record year for the Company, setting all-time highs in full year revenue, as well as product and total gross margins(1). At the start of 2018, Energy Recovery had solid fundamentals with a healthy balance sheet and cash position, commanding market share in seawater reverse osmosis (SWRO) desalination energy recovery solutions, and a product concept that has the potential to transform fracing operations. Throughout the year, we built upon this foundation and invested to strengthen our infrastructure and position resources for long-term growth across our Water and Oil & Gas businesses.”

Mr. Gannon continued, “As it relates to our Water segment, we believe the current expansion phase in the desalination business cycle is far from over, as we currently have the strongest project backlog and pipeline in the Company’s history. While the timing of this revenue varies from quarter to quarter, growth shows every sign of continuing in 2019 and beyond. Governments and private enterprises worldwide are investing in SWRO desalination to counter the impacts of fresh water scarcity.”

Mr. Gannon concluded, “In our Oil & Gas segment, throughout 2018 and early 2019 we materially advanced the VorTeq™ system-level enhancements. We also have taken firm control of our technology development process by acquiring the field resources and equipment necessary to accelerate commercialization of the VorTeq system. Construction is underway on our Commercial Development Center outside of Houston, TX, which will enable us to test and validate our oil & gas solutions at scales representative of real-world conditions as often as necessary. These investments underscore our confidence in the VorTeq system, and we are collaborating closely with our partners as we move into the next phase of development towards commercialization.”

Revenues
For the fiscal year ended December 31, 2018, the Company generated total revenue of $74.5 million. Total revenue for the fiscal year ended December 31, 2018 increased by $5.4 million, or 8%, from $69.1 million in the fiscal year ended December 31, 2017. The $5.4 million increase in total revenue was chiefly attributable to higher Water segment revenue.

The Water segment generated total product revenue of $60.5 million for the fiscal year ended December 31, 2018, compared to $54.3 million for the fiscal year ended December 31, 2017. The $6.2 million, or 11%, increase in product revenue was due to higher Mega-Project (“MPD”) and Aftermarket (“AM”) shipments in 2018.

The Oil & Gas segment generated total revenue of $14.0 million for the fiscal year ended December 31, 2018, compared to $14.8 million for fiscal year ended December 31, 2017. The $0.8 million, or 6%, decrease in revenue was due to lower cost-to-total cost (previously known as percentage of completion) revenue in 2018 associated with the sale of multiple IsoBoost® systems, offset by an increase in license and development revenue of $2.4 million during this period.

For the fourth quarter ended December 31, 2018, the Company generated total revenue of $17.7 million. Total revenue decreased by $6.0 million, or 25%, from $23.7 million in the fourth quarter ended December 31, 2017. Of the $6.0 million decrease in total revenue, $6.7 million was attributed to a decrease in Water segment revenue due to MPD product shipments shifting into the third quarter from the fourth quarter, offset by a $0.7M increase in Oil & Gas segment revenue due to higher license and development revenue.

Gross Margin
For the fiscal year ended December 31, 2018, product gross margin was 70.7%. Product gross margin increased by 360 basis points from 67.1% in the fiscal year ended December 31, 2017. This increase was largely driven by favorable price and product mix, manufacturing efficiencies, and higher production levels in the Water segment. Including license and development revenue, total gross margin(1) was 76.0% for fiscal year ended December 31, 2018. Total gross margin(1) increased 360 basis points from 72.4% in the fiscal year ended December 31, 2017.

The Water segment generated product gross margin of 71.6% for the fiscal year ended December 31, 2018. Water segment product gross margin increased by 110 basis points, compared to 70.5% in the fiscal year ended December 31, 2017. This increase was largely driven by favorable price and product mix, manufacturing efficiencies, and higher production levels in 2018.

The Oil & Gas segment generated product gross margin of (29.0%) for the fiscal year ended December 31, 2018. This decrease was attributable to higher project costs and revenue adjustments associated with our IsoBoost revenue. Including license and development revenue, the Oil & Gas segment total gross margin(1) for the fiscal year ended December 31, 2018 was 95.3%.

For the fourth quarter ended December 31, 2018, product gross margin was 74.5%. Product gross margin increased by 620 basis points from 68.4% in the fourth quarter ended December 31, 2017. This increase was largely driven by favorable price and product mix and manufacturing efficiencies in the Water segment. Including license and development revenue, total gross margin(1) was 79.9% for the fourth quarter ended December 31, 2018. Total gross margin(1) increased 800 basis points from 71.9% in the fourth quarter ended December 31, 2017.

Operating Expenses
For the fiscal year ended December 31, 2018, operating expenses were $46.7 million, an increase of $5.9 million from $40.8 million for the fiscal year ended December 31, 2017. The increase in operating expenses was due to increases in our Water, Oil & Gas, and Corporate segments.

The Water segment operating expenses for the fiscal year ended December 31, 2018 were $10.2 million, an increase of $1.3 million from $8.9 million for the fiscal year ended December 31, 2017. This increase was driven by higher sales incentive expenses associated with increased Water segment sales and higher research and development investment in Water organic growth strategy.

The Oil & Gas segment operating expenses for the fiscal year ended December 31, 2018 were $18.3 million, an increase of $2.3 million from $16.0 million for the fiscal year ended December 31, 2017. This increase was driven by the Company’s continued investment in Oil & Gas research and development activities.

The Corporate segment operating expenses of $18.1 million for fiscal year ended December 31, 2018 were $2.2 million higher than the fiscal year ended December 31, 2017. This increase was driven by non-recurring CEO transition expenses, higher tax planning, and employee expenses.

For the fourth quarter ended December 31, 2018, operating expenses were $12.7 million, in line with the fourth quarter ended December 31, 2017.

Bottom Line Summary
To summarize our financial performance, on a full year basis, the Company reported a net income of $22.1 million, or $0.40 per diluted share, compared to a net income of $18.4 million, or $0.33 per diluted share in the fiscal year ended December 31, 2017.  This increase was driven by a one-time tax benefit of $12.3 million, which is related to simplifying the Company's international tax structure in Ireland considering the 2017 U.S. Tax Cuts and Jobs Act. On an adjusted basis, the Company reported an adjusted net income(1) of $10.9 million or $0.20 per diluted share for the fiscal year ended December 31, 2018. Net income of $18.4 million, or $0.33 per diluted share in the fiscal year ended December 31, 2017 was driven by a tax benefit of $8.4 million, which included a net release of tax valuation allowance, a one-time tax expense related to the 2017 Tax Cuts and Jobs Act, and other tax adjustments. Excluding the tax benefit, net income for the fiscal year ended December 31, 2017 was $0.18 per diluted share.

On a quarterly basis, the Company reported a net income of $2.4 million, or $0.04 per diluted share for the fourth quarter ended December 31, 2018, compared to a net income of $13.5 million, or $0.24 per diluted share for the fourth quarter ended December

31, 2017.  Net income for the fourth quarter ended December 31, 2018 includes a non-recurring tax benefit of $0.6 million related to simplifying the Company’s international tax structure in Ireland considering the 2017 U.S. Tax Cuts and Jobs Act.  On an adjusted basis, the Company reported an adjusted net income(1) of $0.03 per diluted share for the fourth quarter ended December 31, 2018. Net income of $13.5 million, or $0.24 per diluted share in the fourth quarter ended December 31, 2017, was driven by a tax benefit of $8.4 million, which included a net release of tax valuation allowance, a one-time tax expense related to the 2017 Tax Cuts and Jobs Act, and other tax adjustments. Excluding the tax benefit, net income for the fourth quarter ended December 31, 2017 was $0.09 per diluted share.

Cash Flow Highlights
The Company finished the fiscal year ended December 31, 2018 with cash and cash equivalents of $21.9 million, restricted cash of $0.2 million, and short-term & long-term investments of $74.6 million, all of which represent a combined total of $96.7 million. As of December 31, 2018, 1,193,102 shares of the Company’s common stock were repurchased for $10.0 million under the stock repurchase program authorized by the Company’s Board of Directors on March 7, 2018.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that the Company’s Water business will continue to grow in the future, the Company’s belief that the current expansion phase in the desalination business cycle will continue in 2019 and beyond, the Company’s belief that our product concept has the potential to transform fracing operations, and the Company’s belief that the Company is well position for success in 2019 across all of our business units. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2018 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total gross margin” and “Adjusted net income” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss Fiscal Year 2018 Financial Results

LIVE CONFERENCE CALL: Thursday, March 7, 2019, 2:00 PM PDT / 5:00 PM EDT Listen-only, US / Canada Toll-free: +1 877-709-8150 Listen-only, Local / International Toll: +1 201-689-8354 Access code: 13687375

CONFERENCE CALL REPLAY: Expiration: Thursday, April 4, 2019 US / Canada Toll-free: +1 877-660-6853 Local / International Toll: +1 201-612-7415 Access code: 13687375

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide.  Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments.  With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients $1.9 billion (USD) annually.  Headquartered in the Bay Area, Energy Recovery has offices in Dubai, Houston, Madrid and Shanghai.  For more information about the Company, please visit www.energyrecovery.com

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017 *
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash and cash equivalents	$21,955	$27,780
Restricted cash	97	2,664
Short-term investments	73,338	70,020
Accounts receivable, net of allowance for doubtful accounts of $396 and $103 at December 31, 2018 and 2017, respectively	10,212	12,465
Contract Assets	4,083	6,278
Inventories	7,138	5,514
Income tax receivable	15	—
Prepaid expenses and other current assets	2,810	1,342
Total current assets	119,648	126,063
Restricted cash, non-current	86	182
Long-term investments	1,269	—
Deferred tax assets, non-current	18,318	7,933
Property and equipment, net	14,619	13,393
Operating lease, right of use asset	12,189	2,843
Goodwill	12,790	12,790
Other intangible assets, net	640	1,269
Other assets, non-current	282	12
Total assets	$179,841	$164,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,439	$4,091
Accrued expenses and other current liabilities	8,019	7,948
Lease liability	926	1,603
Income taxes payable	—	432
Accrued warranty reserve	478	366
Contract liabilities	16,270	15,909
Current portion of long-term debt	—	11
Total current liabilities	27,132	30,360
Long-term debt, less current portion	—	16
Lease liabilities, non-current	12,556	1,698
Contract liabilities, non-current	26,539	40,517
Other non-current liabilities	236	—
Total liabilities	66,463	72,591
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at December 31, 2018 and 2017	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 59,396,020 shares issued and 53,940,085 shares outstanding at December 31, 2018 and 58,168,433 shares issued and 53,905,600 shares outstanding at December 31, 2017	59	58
Additional paid-in capital	158,404	149,006
Accumulated comprehensive loss	(133)	(125)
Treasury stock, at cost, 5,455,935 shares repurchased at December 31, 2018 and 4,262,833 shares repurchased at December 31, 2017	(30,486)	(20,486)
Accumulated deficit	(14,466)	(36,559)
Total stockholders’ equity	113,378	91,894
Total liabilities and stockholders’ equity	$179,841	$164,485

*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-02, Leases (Topic 842) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years Ended December 31,
	2018	2017 *	2016 *
	(In thousands, except per share data)
Product revenue	$61,025	$58,023	$49,715
Product cost of revenue	17,873	19,061	17,849
Product gross profit	43,152	38,962	31,866

License and development revenue	13,490	11,106	8,069

Operating expenses:
General and administrative	21,476	17,354	16,626
Sales and marketing	7,546	9,391	9,116
Research and development	17,012	13,443	10,136
Amortization of intangible assets	630	631	631
Total operating expenses	46,664	40,819	36,509
Income from operations	9,978	9,249	3,426

Other income (expense):
Interest income	1,543	870	309
Interest expense	(1)	(2)	(3)
Other non-operating expense, net	(80)	(188)	(19)
Total other income, net	1,462	680	287
Income before income taxes	11,440	9,929	3,713
Benefit from income taxes	(10,653)	(8,425)	(6)
Net income	$22,093	$18,354	$3,719

Income per share:
Basic	$0.41	$0.34	$0.07
Diluted	$0.40	$0.33	$0.07

Number of shares used in per share calculations:
Basic	53,764	53,701	52,341
Diluted	55,338	55,612	55,451

*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2018	2017 *	2016 *
	(In thousands)
Cash Flows From Operating Activities:
Net income	$22,093	$18,354	$3,719
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5,240	4,087	3,263
Depreciation and amortization	3,869	3,666	3,680
Amortization of premiums on investments	362	460	174
Provision for warranty claims	326	246	208
Reversal of accruals related to expired warranties	(180)	(200)	(236)
Unrealized (gain) loss on foreign currency translation	(10)	144	13
Provision for doubtful accounts	336	55	76
Adjustments for excess or obsolete inventory	197	201	(361)
Deferred income taxes	(10,385)	(8,865)	(459)
Loss on disposal of fixed assets	408	—	—
Other non-cash adjustments	—	(196)	(131)
Changes in operating assets and liabilities:
Accounts receivable	1,917	(761)	(244)
Contract assets	2,196	(4,263)	(130)
Inventories	(1,872)	(1,250)	2,287
Prepaid and other assets	(682)	(39)	(402)
Accounts payable	(2,274)	2,118	(360)
Accrued expenses and other liabilities	87	611	(262)
Income taxes payable	(447)	385	398
Contract Liabilities	(13,616)	(11,858)	(6,268)
Net cash provided by operating activities	7,565	2,895	4,965
Cash Flows From Investing Activities:
Maturities of marketable securities	81,268	49,106	7,535
Purchases of marketable securities	(86,192)	(80,641)	(46,552)
Capital expenditures	(5,235)	(7,376)	(1,112)
Net cash used in investing activities	(10,159)	(38,911)	(40,129)
Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	4,291	5,508	6,600
Tax payment for employee shares withheld	(150)	(270)	—
Repayment of long-term debt	(27)	(11)	(10)
Repurchase of common stock	(10,000)	(4,276)	(9,375)
Net cash (used in) provided by financing activities	(5,886)	951	(2,785)
Effect of exchange rate differences on cash and cash equivalents	(8)	(57)	(41)
Net change in cash and cash equivalents and restricted cash	(8,488)	(35,122)	(37,990)
Cash and cash equivalents and restricted cash, beginning of year	30,626	65,748	103,738
Cash and cash equivalents and restricted cash, end of year	$22,138	$30,626	$65,748

*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(In thousands)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017 *
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$13,884	$99	$13,983	$20,594	$460	$21,054
Product cost of revenue	3,497	64	3,561	6,029	631	6,660
Product gross profit	10,387	35	10,422	14,565	(171)	14,394

License and development revenue	—	3,723	3,723	—	2,611	2,611

Operating expenses:
General and administrative	636	377	1,013	436	480	916
Sales and marketing	1,538	266	1,804	1,748	593	2,341
Research and development	692	4,526	5,218	254	4,483	4,737
Amortization of intangibles	156	—	156	158	—	158
Operating expenses	3,022	5,169	8,191	2,596	5,556	8,152

Operating income (loss)	$7,365	$(1,411)	5,953	$11,969	$(3,116)	8,853

Less: Corporate operating expenses			(4,533)			4,513
Consolidated operating income			1,420			4,340
Non-operating income			486			220
Income before income taxes			$1,906			$4,560
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

	Year Ended December 31, 2018
	Water	Oil &Gas	Total
	(In thousands)
Product revenue	$60,512	$513	$61,025
Product cost of revenue	17,211	662	17,873
Product gross profit	43,301	(149)	43,152

License and development revenue	—	13,490	13,490

Operating expenses:
General and administrative	2,078	1,771	3,849
Sales and marketing	5,783	1,264	7,047
Research and development	1,711	15,276	16,987
Amortization of intangibles	629	—	629
Operating expenses	10,201	18,311	28,512

Operating income (loss)	$33,100	$(4,970)	28,130

Less: Corporate operating expenses			18,152
Consolidated operating income			9,978
Non-operating income			1,462
Income before income taxes			$11,440

	Year Ended December 31, 2017 *
	Water	Oil &Gas	Total
	(In thousands)
Product revenue	$54,301	$3,722	$58,023
Product cost of revenue	16,032	3,029	19,061
Product gross profit	38,269	693	38,962

License and development revenue	—	11,106	11,106

Operating expenses:
General and administrative	1,401	1,565	2,966
Sales and marketing	5,787	2,228	8,015
Research and development	1,064	12,217	13,281
Amortization of intangibles	631	—	631
Operating expenses	8,883	16,010	24,893

Operating income (loss)	$29,386	$(4,211)	25,175

Less: Corporate operating expenses			15,926
Consolidated operating income			9,249
Non-operating income			680
Income before income taxes			$9,929
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

	Year Ended December 31, 2016 *
	Water	Oil &Gas	Total
	(In thousand)
Product revenue	$47,545	$2,170	$49,715
Product cost of revenue	16,353	1,496	17,849
Product gross profit	31,192	674	31,866

License and development revenue	—	8,069	8,069

Operating expenses:
General and administrative	1,081	1,000	2,081
Sales and marketing	5,076	2,985	8,061
Research and development	1,331	8,705	10,036
Amortization of intangibles	631	—	631
Operating expenses	8,119	12,690	20,809

Operating income (loss)	$23,073	$(3,947)	19,126

Less: Corporate operating expenses			15,700
Consolidated operating income			3,426
Non-operating income			287
Income before income taxes			$3,713

*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) on January 1, 2018.

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP Adjusted Net Income or Loss is determined by adding back non-recurring operating and tax expenses/(benefits).

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017*	2018	2017*
Product revenue	$13,983	$21,054	$61,025	$58,023
License and development revenue	3,723	2,611	13,490	11,106
Total revenue	$17,706	$23,665	$74,515	$69,129

Product gross profit	$10,422	$14,394	$43,152	$38,962
License and development gross profit	3,723	2,611	13,490	11,106
Total gross profit (non-GAAP)	$14,145	$17,005	$56,642	$50,068

Product gross margin	74.5%	68.4%	70.7%	67.1%
Total gross margin (non-GAAP)	79.9%	71.9%	76.0%	72.4%

Net income	$2,418	$13,531	$22,093	$18,354
Reversal of non-recurring expense (benefit) (non-GAAP)	(649)	(8,348)	(11,159)	(8,394)
Adjusted net income (non-GAAP)	$1,769	$5,183	$10,934	$9,960

Income per share:
Diluted	$0.04	$0.24	$0.40	$0.33
Diluted (non-GAAP)	$0.03	$0.09	$0.20	$0.18

Number of diluted shares used in per share calculations
Diluted shares	55,217	55,715	55,338	55,612
*Prior-period information has been retrospectively adjusted due to our adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018.